Exhibit 10.7

EXECUTION COPY

WAIVER AND AMENDMENT NO. 3 TO FIRST LIEN TERM LOAN AND

GUARANTY AGREEMENT

WAIVER AND AMENDMENT NO. 3 (this “Amendment”) dated as of April 1, 2009 to the First Lien Term Loan and Guaranty Agreement dated as of July 31, 2007 (as heretofore amended, the “Loan Agreement”), among Tower Automotive Holdings USA, LLC, Tower Automotive Holdings Europe B.V., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Loan Agreement (x) to allow the Borrowers (i) to prepay and extinguish US Loans and Euro Loans pursuant to the Voluntary Auction Prepayment Transaction (as defined below) and (ii) to reduce the Deposit Commitments pursuant to a Deposit Commitment Reduction Transaction (as defined below) and (y) to effect certain other changes; and

WHEREAS, the Lenders have consented to such amendments and have agreed to waive certain provisions of the Loan Agreement on the terms and conditions contained herein in order to permit the Voluntary Auction Prepayment Transaction and a Deposit Commitment Reduction Transaction; and

WHEREAS, J.P. Morgan Securities Inc. has agreed to act as prepayment agent for the Voluntary Auction Prepayment Transaction and the Deposit Commitment Reduction Transaction (in such capacity, the “Tender Agent”);

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.

Section 2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is amended by adding the following terms in proper alphabetical order:

“China Cash Collateral” shall mean cash collateral posted by a China Entity with a financial institution as security for a China Loan.

“China Entity” shall mean each of Tower Automotive (WuHu) Company Ltd. and Changchun Tower Golden Ring Automotive Products Company Ltd., each a company formed under the laws of the People’s Republic of China.

“China Loan” shall mean a loan made by a financial institution to a Subsidiary secured by China Cash Collateral.

“Deposit Commitment Reduction Proceeds” shall have the meaning given such term in the Third Amendment.

“Prepayment Discount” shall mean the difference between the par principal amount of any Loans prepaid pursuant to a Voluntary Auction Prepayment or a Required Auction Prepayment and the aggregate amount required by the applicable Borrower to prepay the principal of such Loans (disregarding any interest payable under Section 3(f) of the Third Amendment).

“Required Auction Prepayment” shall have the meaning given such term in the Third Amendment.

“Third Amendment” shall mean Waiver and Amendment No. 3 to First Lien Term Loan and Guaranty Agreement, dated as of April 1, 2009.

“Voluntary Auction Prepayment” shall have the meaning given such term in the Third Amendment.

“Voluntary Auction Prepayment Transaction” shall have the meaning given such term in the Third Amendment.

(b) The last paragraph of the definition of “Consolidated EBITDA” in Section 1.01 of the Loan Agreement is amended and restated to read in its entirety as follows:

Notwithstanding the foregoing, (1) except with respect to Seojin, the provision for taxes based on the income or profits of, the Consolidated Interest Expense of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that a corresponding amount would be permitted, as of such determination date, to be dividended or distributed to a Loan Party by such Subsidiary (x) without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to such Subsidiary or its stockholders (other than the Loan Documents and the Other Loan Documents) and (y) without prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to any or Requirement of Law applicable to such Subsidiary, (2) if any gains arising directly from the prepayment of Loans held by Lenders that are not members of the Sponsor Group pursuant to one or more Voluntary Auction Prepayment Transactions or any Required Auction Prepayment would otherwise be includible in Consolidated EBITDA (such gains, “Applicable Gains”), the amount of such Applicable Gains that shall be permitted to be included in Consolidated EBITDA for one or more of the fiscal quarters ending in 2009 shall not exceed $13,000,000 in the aggregate, (3) no Applicable Gains shall be permitted to be included in Consolidated EBITDA for any fiscal period commencing after December 31, 2009 and (4) no gains arising directly from the prepayment of Loans held by Lenders that are members of the Sponsor Group pursuant to one or more Voluntary Auction Prepayment Transactions or any Required Auction Prepayment shall be permitted to be included in Consolidated EBITDA for any fiscal period.

(c) The definition of “Excess Cash Flow” in Section 1.01 of the Loan Agreement is amended as follows:

(i) Clause (a) is amended by (1) deleting “and” in the last line thereof and replacing it with “,”, and (2) inserting a new clause (v) as follows:

“and (v) Deposit Commitment Reduction Proceeds”.

(ii) Clause (b)(iii) is amended by adding the following proviso to the end thereof:

“provided, that to the extent any amount set forth in this clause (y) results from a Voluntary Auction Prepayment or a Required Auction Prepayment, such amount shall be reduced by the amount of the applicable Prepayment Discount,”

(d) Section 6.01(k) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(k) Liens on (i) cash collateral securing letters of credit permitted under Section 6.03(n) and (ii) China Cash Collateral securing China Loans permitted under Section 6.03(q); and”

(e) Section 6.03 of the Loan Agreement is amended by:

(i) deleting “and” at the end of clause (o);

(ii) deleting “.” at the end of clause (p) and replacing it with “; and”; and

(iii) inserting a new clause (q), as follows:

“(q) Indebtedness consisting of China Loans in an aggregate principal amount not in excess of $25,000,000 at any time.”

(f) Section 6.05 of the Loan Agreement is amended by:

(i) deleting “and” at the end of clause (n);

(ii) deleting “.” at the end of clause (o) and replacing it with “; and”; and

(iii) inserting new clause (p), as follows:

“(p) Investments by China Entities consisting of China Cash Collateral in an aggregate amount not in excess of $25,000,000 at any time.

(g) Section 6.07 of the Loan Agreement is amended by adding a new paragraph (c), as follows:

“(c) No Deposit Commitment Reduction Proceeds shall be used by any Group Member to make any Restricted Payment.”

(h) Section 6.08 of the Loan Agreement is amended by:

(i) deleting “and” at the end of clause (i);

(ii) deleting “.” at the end of clause (j) and replacing it with “and”; and

(iii) inserting a new clause (k), as follows:

“(k) the China Entities may post China Cash Collateral to secure China Loans permitted under Section 6.03(q).”

Section 3. Loan Prepayment Transactions.

(a) The US Borrower has notified the US Lenders that it may wish to make voluntary prepayments of the US Loans, and the European Borrower has notified the Euro Lenders that it may wish to make voluntary prepayments of the Euro Loans (each, a “Voluntary Auction Prepayment”), in each case during the period commencing on the Amendment Effective Date (as defined below) and ending on the date that is the 540th day thereafter (the “Prepayment Period”) pursuant to the procedures described in this Section 3 (the transactions described in this Section 3, collectively, the “Voluntary Auction Prepayment Transaction”).

(b) In connection with any Voluntary Auction Prepayment, the applicable Borrower will provide a notice to the applicable Lenders (the “Prepayment Notice”), stating that such Borrower desires to prepay US Loans (in the case of the US Borrower) or Euro Loans (in the case of the European Borrower) (i) in an aggregate principal amount of Loans specified by such Borrower (which amount shall be not less than $5,000,000 in the aggregate for each Borrower in each case; each, a “Prepayment Amount”) and (ii) at a price (the “Payment Percentage”) specified by such Borrower, which price is expected to be within a range of discounts (the “Range”) expressed as a percentage of the par principal amount of the Loans to be prepaid in such Voluntary Auction Prepayment; provided that (i) the cash amount paid out of pocket by the Borrowers for all Voluntary Auction Prepayments undertaken during the Prepayment Period and any Required Auction Prepayment (as defined below) undertaken pursuant to Section 3(k) of this Amendment shall not exceed $50,000,000 in the aggregate (excluding any other voluntary or involuntary prepayments of Loans in accordance with the Loan Agreement, any accrued interest payable in connection with a Voluntary Auction Prepayment or a Required Auction Prepayment, or any fees or expenses payable in connection herewith), (ii) the Borrowers shall not be permitted to commence more than three Voluntary Auction Prepayments with respect to which the aggregate principal amount of Loans that the applicable Borrower is offering to prepay is less than $10,000,000 (it being understood and agreed that (x) the delivery of a Prepayment Offer (as defined below) to the applicable Lenders shall constitute the commencement of a Voluntary Auction Prepayment and (y) the simultaneous commencement of a Voluntary Auction Prepayment by each of the US Borrower and the European Borrower shall be deemed to be the commencement of one Voluntary Auction Prepayment) and (iii) no proceeds of Revolving Credit Loans shall be used to finance a Voluntary Auction Prepayment.

(c) In connection with a Voluntary Auction Prepayment, the US Borrower will allow each US Lender (or the European Borrower will allow each Euro Lender, as the case may be) to specify, pursuant to a prepayment offer (each, a “Prepayment Offer”) a Payment Percentage (the “Acceptable Payment Percentage”) and a principal amount (subject to rounding requirements specified by the Tender Agent) of Loans at which such Lender is willing to permit such Voluntary Auction Prepayment.

(d) The price to be paid by the applicable Borrower in a Voluntary Auction Prepayment, expressed as a percentage of the par principal amount of the Loans to be prepaid (the “Applicable Payment Percentage”), shall be equal to the lower of:

(i) the lowest Acceptable Payment Percentage at which the applicable Borrower can complete such Voluntary Auction Prepayment for the Prepayment Amount that is within the Range, and

(ii) if the offers received from Lenders are insufficient to allow the applicable Borrower to complete such Voluntary Auction Prepayment for the Prepayment Amount at any price within the Range, the highest Acceptable Payment Percentage specified by any Lender that is within the Range.

(e) The applicable Borrower shall prepay Loans (or the respective portions thereof) offered by Lenders that specify an Acceptable Payment Percentage that is equal to or less than the Applicable Payment Percentage (“Qualifying Loans”) at the Applicable Payment Percentage by remitting an amount to each Lender to be prepaid equal to the product of the face amount, or par, of the Loan being prepaid multiplied by the Applicable Payment Percentage; provided that if the aggregate principal amount of Qualifying Loans (disregarding any interest payable under Section 3(f) or any fees payable in connection herewith) would exceed the Prepayment Amount for such Voluntary Auction Prepayment, the Borrower shall prepay such Qualifying Loans at the Applicable Payment Percentage ratably based on the respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Tender Agent).

(f) All Loans prepaid by the Borrower pursuant to this Section 3 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(g) Each Voluntary Auction Prepayment and each Required Auction Prepayment shall constitute an optional prepayment of Loans for all purposes under the Loan Agreement.

(h) The par principal amount of the Loans prepaid pursuant to this Section 3 shall be applied to reduce the remaining installments of the Loans on a pro rata basis.

(i) For all purposes of the Loan Agreement and all other Loan Documents, the par principal amount of all Loans prepaid pursuant to a Voluntary Auction Prepayment Transaction or a Required Auction Prepayment shall be deemed to have been extinguished and no longer outstanding (and may not be assigned or resold by the applicable Borrower).

(j) Each Voluntary Auction Prepayment and each Required Auction Prepayment shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of any Prepayment Notice and other notices by the Borrowers and Lenders and determination of the Applicable Payment Percentage) established by the Tender Agent and notified to the Borrowers; provided, that (x) such procedures shall require that the deadline for Lenders to respond to any Prepayment Notice shall be not earlier than the third Business Day following the delivery thereof and (y) the conditions precedent to the effectiveness of each Voluntary Auction Prepayment and each Required Auction Prepayment shall include, without limitation:

(i) that the Borrowers shall have paid to J.P. Morgan Securities Inc. (“JPMSI”), as tender agent for the Voluntary Auction Prepayment Transaction or Required Auction Prepayment (the “Tender Agent”), as the case may be, for its account, the fees set forth in that certain fee letter among the Borrowers and JPMSI dated the date hereof (the “Fee Letter”) that are due to the Tender Agent upon effectiveness of such Voluntary Auction Prepayment or Required Auction Prepayment, as the case may be; and

(ii) that if the members of Sponsor Group do not, in the aggregate, constitute the Required Lenders immediately prior to the effectiveness of such Voluntary Auction Prepayment or Required Auction Prepayment, as the case may be, immediately after giving effect to such Voluntary Auction Prepayment or Required Auction Prepayment, the members of Sponsor Group shall not, in the aggregate, constitute the Required Lenders.

(k) If the US Borrower receives Deposit Commitment Reduction Proceeds (as defined below) at any time during the period beginning on the Amendment Effective Date and ending on the 30th day thereafter, the US Borrower shall, within 30 days after the receipt thereof, offer to prepay US Loans in a transaction effected in accordance with Sections 3(b), 3(c), 3(d) and 3(e) of this Amendment (which shall apply to such transaction, mutatis mutandis, but subject to the proviso to this sentence) (such prepayment, a “Required Auction Prepayment”); provided that (x) the US Borrower shall offer to apply funds equal to 100% of the aggregate net amount of such Deposit Commitment Reduction Proceeds received by it pursuant to such Required Auction Prepayment in lieu of the minimum amount (based on the principal amount of the Loans) that would otherwise be applicable (subject to clause (z) below), (y) notwithstanding anything to the contrary in this Amendment, no Lender that is a member of the Sponsor Group shall be permitted to submit a Prepayment Offer with respect to such Required Auction Prepayment (and any such Prepayment Offer submitted shall be disregarded) or to participate in any other manner in such Required Auction Prepayment and (z) if such Required Auction Prepayment cannot be consummated because the condition described in clause (ii) of Section 3(j) would not be satisfied, the amount of funds that the US Borrower shall be required to apply shall be reduced to the extent necessary to cause such condition to be satisfied, and such Required Auction Prepayment shall be consummated for such lesser amount.

(l) The Lenders and the Agent hereby consent to the transactions described in this Section 3 notwithstanding anything to the contrary in the Agreement and hereby waive the requirements of any provision of the Loan Agreement that might otherwise result in a Default or Event of Default as a result of the Voluntary Auction Prepayment Transaction or a Required Auction Prepayment.

(m) This Amendment shall not (i) require the Borrowers to undertake any Voluntary Auction Prepayment during the Prepayment Period (it being understood that the US Borrower shall be obligated to undertake a Required Auction Prepayment as set forth in Section 3(k)) or (ii) limit or restrict the Borrowers from making voluntary prepayments of the Loans in accordance with the provisions of the Loan Agreement as in effect prior to the Amendment Effective Date.

(n) The Borrowers represent and warrant as of the date of each Voluntary Auction Prepayment and each Required Auction Prepayment, that the Borrowers do not have any material non-public information (“MNPI”) with respect to any Group Member or any securities issued by any Group Member that either (i) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Group Members or any securities issued by any Group Member) prior to such time or (ii) if not disclosed to the Lenders, could reasonably be expected to have a material adverse effect upon, or otherwise be material to, a Lender’s decision to submit a Prepayment Offer or to have their Loans prepaid pursuant to such Voluntary Auction Prepayment or Required Auction Prepayment.

Section 4. Deposit Commitment Reduction Transaction.

(a) The Borrowers have also notified the Lenders that they intend to make voluntary reductions in the Deposit Commitments (each, a “Deposit Commitment Reduction Transaction”) on up to three occasions during the period commencing on the Amendment Effective Date and ending on September 30, 2009.

(b) Sections 3(b), 3(c), 3(d), 3(e) and 3(j) (including, for the avoidance of doubt, the proviso to Section 3(j)) of this Amendment shall apply, mutatis mutandis, to each Deposit Commitment Reduction Transaction (except as set forth in Section 4(c) of this Amendment); provided, that (i) not more than three Deposit Commitment Reduction Transactions shall be permitted, (ii) the Borrower shall not offer to reduce the Deposit Commitment by an amount less than (x) $10,000,000 in the case of a Deposit Commitment Reduction Transaction occurring on or prior to the 30th day following the Amendment Effective Date or (y) $2,500,000 in the case of a Deposit Commitment Reduction Transaction occurring after the 30th day following the Amendment Effective Date, (iii) the aggregate amount of all Deposit Commitment Reduction Amounts (as defined below) shall not exceed $40,000,000, (iv) the Borrowers shall offer to effect one Deposit Commitment Reduction Transaction with a Deposit Commitment Reduction Amount of not less than $30,000,000 on or prior to the 30th day following the Amendment Effective Date, (v) the Deposit Commitment Reduction Amount with respect to any Deposit Commitment Reduction Transaction occurring after the 30th day following the Amendment Effective Date shall not exceed $10,000,000 and (vi) no Deposit Commitment Reduction Transaction shall be permitted if, after giving effect thereto, the aggregate amount of the Deposits remaining in the Deposit Account would be less than the LC Exposure.

“Deposit Commitment Reduction Amount” means, with respect to any Deposit Commitment Reduction Transaction, the amount by which the Deposit Commitment shall be reduced pursuant thereto.

(c) Upon the effectiveness of each Deposit Commitment Reduction Transaction and notwithstanding anything to the contrary in Section 2.14(c) of the Loan Agreement, the Agent shall make the following withdrawals from the Deposit Account:

(i) an amount equal to the product of (A) the applicable Deposit Commitment Reduction Amount multiplied by (B) the Applicable Payment Percentage shall be withdrawn and paid to the Deposit Lenders participating in such Deposit Commitment Reduction Transaction (subject to any ratable reduction required in accordance with the proviso to Section 3(e)); and

(ii) an amount equal to the difference between (A) the applicable Deposit Commitment Reduction Amount minus (B) the amount withdrawn and paid pursuant to clause (i) above shall be withdrawn and paid to the US Borrower (each such amount, “Deposit Commitment Reduction Proceeds”).

(d) The Lenders and the Agent hereby consent to the transactions described in this Section 4 notwithstanding anything to the contrary in the Agreement and hereby waive the requirements of any provision of the Loan Agreement that might otherwise result in a Default or Event of Default as a result of any Deposit Commitment Reduction Transaction.

(e) This Amendment shall not (i) require the Borrowers to undertake any Deposit Commitment Reduction Transaction or (ii) limit or restrict the Borrowers from making voluntary reductions in the Deposit Commitments in accordance with the provisions of the Loan Agreement as in effect prior to the Amendment Effective Date.

(f) The Borrowers represent and warrant as of the date of the Deposit Commitment Reduction Transaction, that the Borrowers do not have any MNPI with respect to any Group Member or any securities issued by any Group Member that either (i) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Group Members or any securities issued by any Group Member) prior to such time or (ii) if not disclosed to the Lenders, could reasonably be expected to have a material adverse effect upon, or otherwise be material to, a Lender’s decision to submit a Prepayment Offer or to participate in the Deposit Commitment Reduction Transaction.

Section 5. Representations of Borrowers. The Borrowers represent and warrant that:

(a) if the members of Sponsor Group do not, in the aggregate, constitute the Required Lenders immediately prior to the effectiveness of any Voluntary Auction Prepayment, Required Auction Prepayment or Deposit Commitment Reduction Transaction, immediately after giving effect to any such Voluntary Auction Prepayment, Required Auction Prepayment or Deposit Commitment Reduction Transaction, as the case may be, the members of Sponsor Group will not, in the aggregate, constitute the Required Lenders; and

(b) after giving effect to the waivers contained herein (i) the representations and warranties of the Loan Parties set forth in Article 3 of the Loan Agreement will be true and correct in all material respects (or, in the case of those representations and warranties that are qualified as to “materiality” “Material Adverse Effect” or similar language, true and correct in all respects) on and as of the Amendment Effective Date (as defined below) (or, in the case of those representation and warranties that by their terms are made only as of a specific date, as of such specific date); and (ii) no Default will have occurred and be continuing on such date.

Section 6. Loan Documents. This Amendment shall constitute a Loan Document.

Section 7. Tender Agent. The Tender Agent shall be deemed an Agent for purposes of Section 10.05 of the Loan Agreement and shall be entitled to the benefits thereof.

Section 8. Effectiveness. This Amendment shall become effective on the first date on which each of the following conditions has been satisfied (the “Amendment Effective Date”):

(a) the Agent shall have received from each of (i) each Borrower, (ii) the Required Lenders, (iii) Deposit Lenders holding a majority of Deposit Commitments and LC Exposure and (iv) the Agent, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b) the Borrowers shall have paid to JPMSI, for its account, an amendment fee in the amount set forth in the Fee Letter; and

(c) the Borrowers shall have paid or reimbursed the Agent for all of its reasonable out-of-pocket costs expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the Tender Agent.

Section 9. Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Loan Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ Dennis C. Pike
	Name:	Dennis C. Pike
	Title:	Treasurer

TOWER AUTOMOTIVE HOLDINGS EUROPE B.V.

By:	/s/ Mike Rajkovic
	Name:	Mike Rajkovic
	Title:	Manager

[Signature Page For Amendment No. 3 To Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

[Signature Page For Amendment No. 3 To Term Loan Agreement]

US Lenders:

JPMORGAN CHASE BANK, N.A., as US Lender

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

US Lenders:

PROMONTORIA HOLDING VI B.V.

By:	/s/ G. I. Schipper
	Name:	G.I. Schipper
	Title:	Managing Director

By:	/s/ B.S. Hummel
	Name:	B.S. Hummel
	Title:	Managing Director

[Signature Page For Amendment No. 3 To Term Loan Agreement]

Euro Lenders:

JPMORGAN CHASE BANK, N.A., as Euro Lender

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

Euro Lenders:

CERBERUS PARTNERS, L.P.
By:	Cerberus Associates, L.L.C., its General Partner

By:	/s/ Jeffrey Lomasky
	Name:	Jeffrey Lomasky
	Title:	Senior Managing Director

[Signature Page For Amendment No. 3 To Term Loan Agreement]

Deposit Lenders:

JPMORGAN CHASE BANK, N.A., as Deposit Lender

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

Deposit Lenders:

PROMONTORIA HOLDING VI B.V.

By:	/s/ G. I. Schipper
	Name:	G.I. Schipper
	Title:	Managing Director

By:	/s/ B.S. Hummel
	Name:	B.S. Hummel
	Title:	Managing Director

[Signature Page For Amendment No. 3 To Term Loan Agreement]